Exhibit 99.1

IIOT-OXYS, Inc. Enters into NDA with a Strategic New England-Based Biomedical Start-Up

CAMBRIDGE, MA / ACCESSWIRE / July 13, 2021 / IIOT-OXYS, Inc. (OTC PINK: ITOX) announced the execution of a Non-Disclosure Agreement (NDA) with a strategic New England-based biomedical start-up.

Cliff Emmons, CEO of IIOT-OXYS, Inc., stated, "This customer provides R&D, consulting, and training to the biomedical plastic extrusion industry. They supply other companies with equipment, processes, and training to meet both early and late-stage manufacturing needs. Our customer engagement process consists of several steps, the first being the execution of an NDA, which then allows us to quickly define a problem statement of interest to the client, which then leads to a definition of scope of work for the first contract. We are very pleased to be working with this strategic and innovative company that can leverage our technology to ensure the products and services they provide to their customers meet their manufacturing quality and productivity goals. We look forward to partnering with their technology-savvy leadership to see where our edge computing and machine learning algorithms will add the most value to their and their customers’ biomedical products, manufacturing equipment, and processes."

“This new partner also marks a strategic move for IIOT-OXYS, Inc.”, explained Mr. Emmons. “We are expanding into ‘discrete manufacturing’ processes applicable to medical devices, building on our successes with ‘continuous manufacturing’ processes characteristic to biotech and pharmaceutical production. Plastic extrusion is a key manufacturing process for medical and surgical catheters. We are also gaining a Subject-Matter Expert (SME) as their CEO holds a PhD in Plastics Engineering, and has expertise in plastic extrusion, combination devices (ones that combine a medical device with biotechnology or pharmaceuticals), and nanotechnology. This is the first of several strategic partners we are vetting in key manufacturing processes for medical devices, including plastic injection molding, metal machining, metal stamping, and automated assembly.”

"This is the third such agreement this year, which continues an expansion of our current biotech, pharmaceutical, and medical device intelligent manufacturing segments. As previously disclosed, in Q1 of 2020 we successfully completed a pilot program with a Fortune 500 Pharma company, and signed a collaboration agreement with Aingura IIoT, S.L. These two accomplishments have allowed the Company and its partner to leverage its pharma use case along with its partner’s discrete manufacturing use cases to pursue new medical device prospects and their component suppliers. We expect these agreements and new prospects will lead to new business in due time," continued Mr. Emmons.

Forward-Looking Statements

This news release contains forward-looking statements that reflect Management's current views about future events and financial performance. Forward-looking statements often contain words such as ''expects,'' ''anticipates,'' ''intends,'' or ''believes.'' Our forward-looking statements are subject to a number of risks and uncertainties that may cause actual results and events to differ materially from those projected in the forward-looking statements. Risks and uncertainties that could adversely affect us include, without limitation, the loss of major customers, our failure to obtain new contracts, our inability to patent products or processes, our infringement of patents held by others, our inability to finance our business and the other risks and uncertainties that are discussed in our most recent filings with the Securities and Exchange Commission. The forward-looking statements in this news release are made only as of the date of this news release. We undertake no obligation to update our forward-looking statements, whether as a result of new information, future events or otherwise.

About Us

IIOT-OXYS, Inc. is a technology company at the intersection of IIoT, AI & Machine Learning, Edge Computing and Manufacturing Operations. We provide actionable mission-critical insights for the Medical/Pharmaceutical, Manufacturing, Agriculture, Defense, and Structural Health, and other industries. IIOT-OXYS, Inc. edge computing open-source hardware and proprietary ML algorithms employ our Minimally-Invasive Load Monitoring (MILM) technology to simply gather data and gain insights to monitor, scope, move from preventive to predictive maintenance, and even optimize development and manufacturing processes. For additional information visit www.oxyscorp.com

CONTACT:

Clifford L. Emmons
CEO
IIOT-OXYS, Inc.
contact@oxyscorp.com
www.oxyscorp.com

SOURCE: IIOT-OXYS, Inc.